Exhibit 10.1

EIGHTH AMENDMENT AGREEMENT

     EIGHTH AMENDMENT AGREEMENT (this “Agreement”) dated as of October 17, 2005 by and among (1) Imagistics International Inc. (the “Borrower”), (2) Bank of America, N.A. (as successor to Fleet Capital Corporation) (together with its successors and assigns, “Bank of America”), and the other financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the “Lenders” and individually, a “Lender”) and (3) Bank of America, as administrative agent (the “Administrative Agent”) for the Lenders with respect to a certain Credit Agreement dated as of November 9, 2001 by and among the Borrower, the Lenders and the Administrative Agent, as amended by that certain First Amendment Agreement dated as of March 19, 2002, that certain Second Amendment Agreement dated as of July 19, 2002, that certain Third Amendment Agreement dated as of March 5, 2003, that certain Fourth Amendment Agreement dated as of May 16, 2003, that certain Fifth Amendment Agreement dated as of May 7, 2004, that certain Sixth Amendment Agreement dated as of June 1, 2004 and that certain Seventh Amendment Agreement dated as of June 15, 2005 (as amended, the “Credit Agreement”).

W I T N E S S E T H:

     WHEREAS, the Borrower has requested that the Lenders (a) amend certain terms and provisions of the Credit Agreement and (b) waive an Event of Default which exists or which is anticipated to occur under the Credit Agreement for a limited period of time, in each case on the terms and conditions set forth herein; and

     WHEREAS, the parties hereto have agreed to so amend such terms and provisions of the Credit Agreement and the Lenders have agreed to waive such Event of Default for a limited period of time, in each case on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     §1. Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement (after giving effect to the amendments thereof set forth herein) shall have the same meanings herein as therein.

     §2. Ratification of Existing Agreements. All of the Borrower’s obligations and liabilities to the Creditors as evidenced by or otherwise arising under the Credit Agreement, the Notes and the other Credit Documents, are, by the Borrower’s execution of this Agreement, ratified and confirmed in all respects. In addition, by the Borrower’s execution of this Agreement, the Borrower represents and warrants that it does not have any counterclaim, right of set-off or defense of any kind with respect to such obligations and liabilities.

     §3. Representations and Warranties. The Borrower hereby represents and warrants to the Creditors that, except for the Specified Default (which is the subject of the Limited Waiver set forth herein), all of the representations and warranties made by the Borrower in the Credit Agreement, the Notes and the other Credit Documents are true in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.

     §4. Conditions Precedent. The effectiveness of the amendments and waiver contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent (the date of such satisfaction herein referred to as the “Amendment Effective Date”):

     (a) Representations and Warranties. All of the representations and warranties made by the Borrower herein, whether directly or incorporated by reference, shall be true and correct on the date hereof except as provided in §3 hereof.

     (b) Performance; No Event of Default. The Borrower shall have performed and complied in all respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and except for the Specified Default, no Default or Event of Default has occurred and is continuing.

     (c) Corporate Action. All requisite corporate action necessary for the valid execution, delivery and performance by the Borrower of this Agreement and all other instruments and documents delivered by the Borrower in connection therewith shall have been duly and effectively taken.

     (d) Delivery. The Borrower and the Majority Lenders shall have executed this Agreement and delivered this Agreement to the Administrative Agent.

     (e) Acquisition Voting Power. The Acquisition by Orange Merger Corp., a wholly owned subsidiary of Océ N.V., of in excess of 35% of the aggregate voting power of all Equity Interests of the Borrower.

     §5. Amendment to the Credit Agreement.

     5.1 Amendment to Section 1.01. The definition of “Permitted Repurchase Amount” appearing in Section 1.01 of the Credit Agreement is hereby deleted.

     5.2 Amendment to Section 9.10. Section 9.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

      9.10. Limitation on Payment of Dividends. No Company shall, directly or indirectly, declare or make any Dividend Payment at any time, except, without duplication:

      (a) any Subsidiary may declare and make Dividend Payments to Borrower or any Subsidiary and to minority interest holders in such Subsidiary if made on a pro rata basis to all holders of Equity Interests of the applicable class in such Subsidiary at the same time except that no Qualified Subsidiary may make any Dividend Payment to any Non-Qualified Subsidiary; and

      (b) the making of the Special Dividend payment.

     §6. Waiver. (a) Subject to the satisfaction of the conditions set forth in Section 4 hereof, effective as of the Amendment Effective Date, the Lenders waive (the “Limited Waiver”), for the Limited Waiver Period (as defined in Section 6(b) below), the Event of Default that has occurred or which may occur under Section 10(j) of the Credit Agreement by virtue of

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the acquisition by Orange Merger Corp. on October 17, 2005 of more than 35% of the aggregate voting power of all Equity Interests of the Borrower (the “Specified Event of Default”). The waiver set forth in this §6 shall be effective only for the Specified Event of Defaults and only for the Limited Waiver Period, and such Limited Waiver shall not entitle the Borrower to any future waiver in similar or other circumstances and shall automatically cease to be effective at the end of the Limited Waiver Period, without notice or other action of any kind by the Administrative Agent or any Obligor or any Lender. Without limiting the foregoing, automatically at the end of the Limited Waiver Period the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, be free in its or their sole and absolute discretion to accelerate the payment in full of any or all of the Obligations, and to enforce and exercise any or all of the Lenders’ and Administrative Agent’s rights under or in respect of the Credit Agreement and the other Credit Documents and applicable law.

     (b) As used herein, “Limited Waiver Period” means the period beginning on the Amendment Effective Date and ending upon the earlier of the following: (i) immediately upon the occurrence of an Event of Default (other than the Specified Event of Default) after the date hereof and (ii) January 2, 2006.

     §7. No Other Waivers by Lenders. Except as otherwise expressly provided for herein, nothing in this Agreement shall extend to or affect in any way the Borrower's obligations or the Lenders' and Administrative Agent’s rights and remedies arising under the Credit Agreement or the other Credit Documents, and the Lenders shall not be deemed to have waived any of their remedies with respect to any Event of Default other than in respect of the Specified Event of Default and then only to the extent set forth herein.

     §8. Miscellaneous Provisions.

          (a) Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement, the Notes and the other Credit Documents shall remain the same. The Credit Agreement, the Notes and the other Credit Documents, each as amended hereby, shall continue in full force and effect, and that this Agreement and the Credit Agreement shall be read and construed as one instrument.

          (b) This Agreement is intended to take effect under, and shall be construed according to and governed by, the laws of the State of New York.

          (c) This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

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          IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

IMAGISTICS INTERNATIONAL INC.

By: /s/ Timothy E. Coyne

Timothy E. Coyne
Its Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent and as a Lender

By: /s/ Kenneth S. Struglia

Kenneth S. Struglia
Its Managing Director

MERRILL LYNCH CAPITAL CORPORATION,
as a Lender

By: /s/ Anthony J. Lafaire

Its: Director

JPMORGAN CHASE BANK,
as a Lender

By: /s/ Peter M. Killea

Its:	Peter M. Killea
Vice President

PEOPLE’S BANK,
as a Lender

By:

Its:

BANK LEUMI, USA,
as a Lender

By: /s/ Iris Steinhardt

Its: Vice President

By: /s/ Phyllis Rosenfeld

Its: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:

Its:

CITIZENS BANK OF MASSACHUSETTS,
as a Lender

By: /s/ Cindy Chen

Cindy Chen
Its:	Vice President